UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2011

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-16017	98-0223493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Victoria Street, Hamilton HM12, Bermuda
(Address of principal executive offices, Zip Code)

441-295-2244
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           (b)    On July 8, 2011, the Registrant announced that Paul White, President and Chief Executive Officer and a director of Orient-Express Hotels Ltd. (the “Company”), has resigned from his positions with the Company.   Mr. White and the United Kingdom subsidiary of the Company that employed him entered into a separation agreement (the “Agreement”) on July 8, 2011 containing customary provisions including (i) payment of £630,179 (approximately $1,008,000) to Mr. White as compensation for termination of his employment, less applicable income taxes and certain amounts due from Mr. White upon the issue to him of class A common shares of the Company under its 2007 Performance Share Plan and 2009 Share Award and Incentive Plan (the “Plans”), (ii) payment of £20,800 (approximately $33,000) into Mr. White’s pension scheme, (iii) the vesting immediately of past deferred share awards to Mr. White under the Plans over 42,779 class A common shares of the Company and the vesting on April 6, 2012 of past deferred share awards to Mr. White under the Plans over 21,390 class A common shares of the Company, (iv) the lapse without compensation of all other past awards to Mr. White under the Plans and the Company’s 2000 and 2004 Stock Option Plans, (v) continued provision of health and accident insurance to Mr. White and his family until June 30, 2012, and (vi) continued provision of directors and officers liability insurance coverage in respect of the period during which Mr. White was a director and executive officer of the Company.  The Agreement also provides for reimbursement to Mr. White for up to £20,000 (approximately $32,000) of legal fees incurred by him in connection with entering into the Agreement.  Mr. White entered into certain confidentiality, nondisparagement and cooperation covenants and released all claims against the Company and its subsidiaries.

           (c)     On July 8, 2011, the Registrant also announced that J. Robert Lovejoy, Chairman of the Board of the Company, will serve as Interim Chief Executive Officer of the Company while the Company conducts a search for a new chief executive.

A copy of the press release announcing these events is annexed as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release of the Registrant dated July 8, 2011.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orient-Express Hotels Ltd.

Date: July 11, 2011	By:	/s/ Edwin S. Hetherington
	Name:	Edwin S. Hetherington
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release of the Registrant dated July 8, 2011.